Exhibit 99.1

Rapid Link Completes Acquisition of Mr. Prepaid

Senior Secured Debt Restructured; New Management Team Appointed

MIAMI, FL--(Marketwire - March 2, 2010) - Rapid Link, Incorporated (OTCBB: RPID) announced that, as of February 24, 2010, it has consummated the initial closing under a Share Exchange Agreement among the Company, Blackbird Corporation and certain of their stockholders.

Under the terms of the Share Exchange Agreement, the Company has acquired Mr. Prepaid, Inc., a former subsidiary of Blackbird, in exchange for 10,000,000 shares of Series A Convertible Preferred Stock. The shares of preferred stock represent, on an as-converted basis, 80% of the outstanding capital stock of the Company. Mr. Prepaid is in the business of providing prepaid telecommunication and transaction based point of sale activation solutions through approximately 1,000 independent retailers in the Eastern United States. Mr. Prepaid's product offerings include prepaid wireless PINs for use with various mobile telephone providers.

In connection with the initial closing, the Company's senior secured indebtedness was restructured and reduced from over $7,000,000 to an aggregate amount of $1,250,000. Also, simultaneously with the initial closing, the Company transferred its former subsidiaries, Telenational Communications, Inc. and One Ring Networks, Inc., to a third party who also assumed a material portion of the Company's senior secured indebtedness.

In connection with the initial closing, the Company's board of directors and management team was reconstituted. Effective February 24, 2010, John A. Jenkins, Lawrence Vierra and David Hess resigned as members of the board of directors and Mr. Jenkins resigned as Chief Executive Officer and Chief Financial Officer of the Company. Charles Zwebner, David Stier and Valerie Ferraro were appointed to serve as new members of the board of directors and Mr. Zwebner was appointed as Chief Executive Officer and President of the Company.

In addition, on February 24, 2010, the Company issued a convertible promissory note in the principal amount of $500,000 in favor of a third party lender. The principal of the convertible note accrues interest at the rate of 3.00% per annum and matures, unless converted earlier, on December 31, 2011. The Company intends to use the proceeds of the convertible note for its working capital needs and to assist in executing its growth strategy.

"We are excited about this strategic transaction which has provided some important elements in moving the Company to the next stage," stated Mr. Zwebner. "Our core objectives going forward will be to consolidate legacy telecom assets leveraging existing infrastructures which we expect will provide synergies and cash flow to the Company, and to grow our offering of mobile and wireless products and services targeting ethnic and international users. We look forward to the opportunities that are presenting themselves to our Company and to be able to capitalize on them."

About Rapid Link Incorporated

Rapid Link Incorporated is a telecommunications services company which, through its wholly-owned subsidiary, provides prepaid telecommunication and transaction based point of sale activation solutions through approximately 1,000 independent retailers in the Eastern United States. The Company also provides long distance services and plans to expand its product offering to include mobile and wireless services.

For more information, visit www.rapidlink.com.

This press release and other statements to be made by the Company contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including but not limited to statements relating to projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management's plans, strategies, and objectives for future operations, and management's expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry, or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as "believe," expect," anticipate," project," and conditional verbs such as "may," "could," and "would," and other similar expressions. Such forward-looking statements reflect management's current expectations, beliefs, estimates, and projections regarding the Company, its industry and future events, and are based upon certain assumptions made by management. These forward-looking statements are not guarantees of future performance and necessarily are subject to risks, uncertainties, and other factors (many of which are outside the control of the Company) that could cause actual results to differ materially from those anticipated. Those factors include, but are not limited to, the risk factors discussed in our most recent filings with the United States Securities and Exchange Commission; the rapidly changing nature of technology, evolving industry standards and frequent introductions of new products, services and enhancements by competitors; the competitive nature of the markets for our products and services; our ability to gain market acceptance for our products and services; our ability to fund our operational growth; our ability to attract and retain skilled personnel; our ability to diversify our revenue streams and customer concentrations; our ability to successfully integrate the operations of acquired companies; and our reliance on third-party suppliers. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results could differ materially from those anticipated in these forward-looking statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. [Missing Graphic Reference]

Contact:

Investor Relations
Rapid Link, Incorporated
Tel.: 416-250-9783